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EXHIBIT 11.
COMPUTATION OF EARNINGS PER SHARE.
(Amounts in thousands, except per share data)



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
                                                                   Three Months Ended                       Nine Months Ended
                                                              ---------------------------            ------------------------------
                                                              Sept 26,           Sept 27,            Sept 27,              Sept 28,
                                                               1997                1996                1997                 1996
                                                              -------             -------             -------              -------
Net earnings                                                  $ 6,469             $ 5,877             $21,008              $16,840
                                                              =======             =======             =======              =======


Shares of common stock and common stock equivalents:
  Average number of common shares                              18,143              18,256              18,175               18,294

  Average common stock equivalents shares
     related to employee stock based plans                        959                 316                 703                  188
                                                              -------             -------             -------              -------

  Average shares used in primary computation                   19,102              18,572              18,878               18,482

  Adjust average common stock equivalents to
     period-end market price, if higher than
     average price                                                 --                 119                 163                  244
                                                              -------             -------             -------              -------

  Average shares used in fully diluted computation             19,102              18,691              19,041               18,726
                                                              =======             =======             =======              =======


Earnings per share:
  Primary                                                     $  0.34             $  0.32             $  1.11              $  0.91
                                                              =======             =======             =======              =======

  Fully diluted                                               $  0.34             $  0.31             $  1.10              $  0.90
                                                              =======             =======             =======              =======
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